UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 6, 2013 (July 31, 2013)

Clarion Partners Property Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-164777	No. 27-1242815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of Principal Executive offices)	(Zip Code)

(212) 808-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

The redemption plan of Clarion Partners Property Trust Inc. (the “Company”), which remained open subsequent to the Company’s announcement on June 28, 2013 of the termination of sales of its common stock pursuant to its public offering, closed on July 31, 2013.  As of the close of the redemption plan, the Company had repurchased a total of 330,624 shares of common stock, at a repurchase price per share of $10.17, equal to the net asset value per share as of June 28, 2013. As of the close of the redemption plan, the Company had 1,040,000 shares outstanding, all of which were issued in private placements and are held by Clarion Partners, LLC, the Company’s sponsor.  As previously announced, the Company intends to liquidate.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarion Partners Property Trust Inc.

Date: August 6, 2013	By:	/s/ L. Michael O’Connor
L. Michael O’Connor
Senior Vice President and Secretary

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